Exhibit 32.1

Certification Pursuant to 18 U.S.C Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amendment No. 1 to Annual Report of MEMSIC, Inc. (the “Company”) on Form 10-K/A for the period ended December 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Dr. Yang Zhao, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2012

/S/ YANG ZHAO
Yang Zhao
President and Chief Executive Officer